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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the UICI Employee Stock Ownership and Savings Plan and to the incorporation by reference therein of our report dated April 4, 2000, with respect to the consolidated financial statements and schedules of UICI included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP
                                                -----------------------------
                                                ERNST & YOUNG LLP

Dallas, Texas
August 9, 2000